UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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AEROJET ROCKETDYNE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS HOLDINGS L.P.

SPH GROUP HOLDINGS LLC

SPH GROUP LLC

STEEL PARTNERS HOLDINGS GP INC.

WEBFINANCIAL HOLDING CORPORATION

STEEL EXCEL, INC.

STEEL PARTNERS LTD.

WARREN G. LICHTENSTEIN

JAMES R. HENDERSON

TINA W. JONAS

JOANNE M. MAGUIRE

AUDREY A. MCNIFF

AIMEE J. NELSON

MARK A. TUCKER

MARTIN TURCHIN

VICE ADMIRAL MATHIAS W. WINTER, USN (RET.)

HEIDI R. WOOD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On June 14, 2022, Warren Lichtenstein, Executive Chairman of Aerojet Rocketdyne Holdings, Inc. (the “Company”), issued the following press release and letter to the Company’s shareholders:

Aerojet Rocketdyne Executive Chairman Warren Lichtenstein Sends Letter to Fellow Shareholders Regarding Critical Vote at June 30th Special Meeting

Urges Shareholders to Vote on the GREEN Proxy Card to Elect His Refreshed Slate of Eight Highly Qualified Director Candidates, Which Possesses the Right CEO and a Superior Strategy

NEW YORK--(BUSINESS WIRE)--Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (“Aerojet Rocketdyne” or the “Company”) Executive Chairman Warren Lichtenstein, who collectively with his affiliates and the participants in his solicitation owns approximately 5.6% of the Company's outstanding shares, today sent the below letter to shareholders in connection with a special meeting of shareholders (the “Special Meeting”) scheduled to be held on June 30, 2022. Mr. Lichtenstein is seeking support on the GREEN Proxy Card to elect his recently refreshed slate of highly qualified candidates to the Company’s Board of Directors (the “Board”). Learn more about the slate and its plan for enhanced value creation by visiting www.SaveAerojet.com.

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Dear Fellow Shareholder,

Thank you for your investment in Aerojet Rocketdyne and your willingness to evaluate the refreshed slate of director candidates I have nominated for election at the June 30th Special Meeting.

I want you to know it remains my privilege to be aligned with you and champion your interests in the boardroom. Since making an initial investment in 2000 and joining the Board in 2008, I have focused on helping the Company transform into a technology-led aerospace and defense business that can grow with its customers and produce long-term value for its shareholders. I am proud that this focus has helped drive an approximately 7x increase in the Company’s market capitalization and more than 250% total shareholder returns. With that said, Aerojet Rocketdyne has to continue building on – not giving back or resting on – past results.

I also want to acknowledge at this time that it has been a very difficult and tumultuous period for the Company. When Lockheed Martin terminated its acquisition in February following more than a year of very public headwinds, we were not prepared with the comprehensive contingency plan sought by myself and a subset of the Board – resulting in disruptions for employees, customers and shareholders. When it came time for the current Board to nominate a slate for the 2022 Annual Meeting, we were unable to reach consensus – resulting in more disruptions. Additionally, my differences of opinion with Chief Executive Officer Eileen Drake led her to initiate a distracting internal investigation (that rejected claims of harassment and retaliation) and then compelled me to file litigation over her misuse of shareholders’ resources to pursue boardroom control. Although I always seek to do what is in your best interest, I know the status quo is unacceptable and that all of the Company’s stakeholders deserve better.

In the lead-up to the Special Meeting, it has very much been a tale of two stories. Ms. Drake and her allies contend everything has been fine at Aerojet Rocketdyne except for me. They have consistently deflected attention away from the operational and financial deterioration that has set in over the last 18 months by attacking me – an engaged Executive Chairman who has put his money where his mouth is with a more than $150 million stake and an irrefutable record of long-term value creation. They have maintained this posture even while Ms. Drake, who has never purchased a share of Aerojet Rocketdyne on the open market, has reportedly sought $48 million of shareholders’ money to leave. But rather than continue engaging in a tit-for-tat, I want to focus your attention on what actually matters today: since December 2020, a lack of contingency planning and poor operational oversight at Aerojet Rocketdyne has led to a nearly 80% decline in real free cash flow, numerous customer complaints, sustained employee attrition and several defense and space programs going from the black into the red. I would have fought harder from the boardroom to fix these issues had I not been effectively sidelined for most of the past 18 months by Ms. Drake’s investigation and her management team’s documented efforts to block my access. The fact that Ms. Drake’s faction will not assume any accountability for these issues speaks volumes about its lack of credibility and unfitness to lead.

By voting on the GREEN Proxy Card to elect my refreshed slate of director candidates at the upcoming Special Meeting, I am confident you can help usher in the better future we all want. Here is an overview of what my eight-member slate is offering:

1.	The Right Level of Credibility – Our slate, which includes six new director candidates and only two incumbents, possesses necessary experience in capital allocation, corporate governance, government relations, mergers and acquisitions, and various operational areas. Several members of the slate also have meaningful shareholdings and direct experience as Aerojet Rocketdyne customers. Lastly, our slate has already committed to immediate governance enhancements such as appointing a lead independent director, phasing out the Executive Chairman role, expanding the Board to nine directors, and reestablishing quarterly earnings calls and more substantive shareholder engagement throughout the off-season. Instead of believing Ms. Drake’s baseless claim that this refreshed slate is comprised of “friends,” I ask that you assess each nominee’s background and engage with us. You will find that each candidate is fiercely independent and has value-add expertise aligned with the Company’s needs.

2.	The Right Chief Executive Officer – Our slate has recruited Mark Tucker, Aerojet Rocketdyne’s former Chief Operating Officer from 2015 through 2020, to return to the Company as Chief Executive Officer. He has more than three decades of defense and space sector experience, including holding various senior operating roles at Northrop Grumman Corporation. His industry expertise and institutional knowledge of Aerojet Rocketdyne make him the ideal leader to reverse the financial and operational deterioration that has set in since the Lockheed Martin transaction was announced in late 2020. As documented in the recent shareholder presentation that can be found at www.SaveAerojet.com/resources, the Company needs to immediately fix its diminishing cash flows, frayed customer relationships and unhappy employee base. Mr. Tucker has the acumen and vision to address these challenges. He is also squarely aligned with investors, with several million dollars of shareholdings and a stated intent to purchase more shares on the open market after the Special Meeting.

3.	The Right Plan and Strategy – As many of you heard from Mr. Tucker on his recent shareholder call, our slate’s plan entails healing the organization so that employees, customers and shareholders once again trust us. From there, he believes the Company can produce at least $65 per share in value over the next three years and unlock growth opportunities for the longer term by (i.) establishing fundamentally sound program operations, (ii.) initiating smarter capital allocation and (iii.) investing in R&D tied to the future of propulsion technologies. If strategic alternatives present themselves, our slate is equally committed to evaluating those opportunities with an open mind and through a comprehensive, transparent process. Unlike Ms. Drake, who is not acknowledging the Company’s vulnerabilities or providing a comprehensive plan, Mr. Tucker and our slate have detailed their multi-faceted strategy in the shareholder presentation found at www.SaveAerojet.com/resources.

Looking ahead, I urge all shareholders of Aerojet Rocketdyne to evaluate their voting decision based on these three prongs. The path to a more stable future and long-term value creation begins with a credible Board, a high-quality Chief Executive Officer and a viable strategy. That is exactly what my slate is offering. There is no need to roll the dice on Ms. Drake, who seems to be focused on a fire sale in this challenging market environment, when the Company has so much potential that can be realized in the coming quarters and years under Mr. Tucker and the right leadership.

Thank you for your consideration. My fellow nominees and I look forward to earning your support on the GREEN Proxy Card.

Sincerely,

Warren G. Lichtenstein

Executive Chairman

Aerojet Rocketdyne Holdings, Inc.

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SUMMARIZED BIOGRAPHIES FOR THE LICHTENSTEIN SLATE

•	The Hon. Tina Jonas has held numerous leadership roles within government and the private sectors, while having experience serving on boards of directors and possessing deep expertise in the aerospace sector.

o	Government financial experience and customer experience: Served as Undersecretary of Defense/Comptroller and Chief Financial Officer for the U.S. Department of Defense.

o	Deep knowledge of aerospace sector: Former executive at Sikorsky Aircraft and at PASSUR Aerospace, Inc. (OTCMKTS: PSSR), a provider of software and business intelligence platforms to airlines.

o	Relevant public company board experience: Currently a director at Virgin Galactic Holdings, Inc. (NYSE: SPCE), Centrus Energy (NYSE: LEU) and Serco North America, a provider of services to the Department of Defense and other federal agencies.

•	Warren G. Lichtenstein has extensive experience in capital allocation, corporate finance and strategic transactions, serving as a director and advisor to a diverse group of public companies in aerospace, defense, manufacturing and banking.

o	Long-term shareholder perspective: Significant shareholder for more than 20 years.

o	Extensive financial and aerospace expertise: Deep experience in corporate finance, executive management and investing as well as operations experience in aerospace and defense manufacturing.

o	Relevant public company board experience: Has served as a director of over 20 public companies.

•	Joanne M. Maguire has significant engineering and general management expertise as a result of decades of experience in the aerospace, defense and technology sectors.

o	Operational and engineering experience: Has years of space, engineering, defense and leadership experience across the private sector, including leadership positions at Lockheed Martin and Northrop Grumman.

o	Relevant public company board experience: Has served as a director at companies including CommScope Holding Company, Inc. (NASDAQ: COMM), Tetra Tech, Inc. (NASDAQ: TTEK) and Visteon Corporation (NASDAQ: VC).

o	Recognized sector leader: Received the 2022 General James E. Hill Lifetime Space Achievement Award.

•	Aimee Nelson possesses valuable expertise in capital allocation and finance as a result of her experience serving in various executive roles and on boards of directors.

o	Extensive financial and commercial banking expertise: Has years of financial and strategy consulting experience including numerous banking leadership roles at Fifth Third Bank and elsewhere.

o	CFO and audit experience: Previously served as Chief Financial Officer of MKCuisine Global, LLC and currently a director of CorpHousing Group Inc.

o	Real estate experience: Previously served as Senior Vice President of Real Estate Banking, and Senior Vice President of Commercial Banking, at Park Cities Bank, a full-service bank.

•	Mark Tucker has three-and-a-half decades of experience in the defense and space sectors, including in areas such as operations, supply chain, acquisitions and strategy.

o	Deep operational familiarity with Aerojet Rocketdyne: Served as Aerojet Rocketdyne COO from 2015-2020 and has vast knowledge of the Company’s operations and business.

o	Proven credibility and track record of success: Possesses strategic and financial acumen and drove critical cost cutting and operational improvement programs at the Company, including interfacing frequently with the Board.

o	Extensive operational experience in U.S. defense sector: Has more than 35 years of experience, including senior roles at Northrop Grumman Corporation.

•	Martin Turchin has held various leadership positions and has broad experience at public companies, with a particular focus on legal and real estate matters.

o	Extensive familiarity with Aerojet Rocketdyne, governance and audit experience: Director of Aerojet Rocketdyne since 2008 and is a member of the Audit and Corporate Governance and Nominating Committees.

o	Significant real estate expertise and financial acumen: Has served as nonexecutive Vice Chairman of CBRE Group, Inc. (NYSE: CBRE), a commercial real estate services and investment firm and principal and Vice Chairman of Edward S. Gordon Company.

o	Public company board experience: Served as a director of Boston Properties, Inc. (NYSE: BXP).

•	Vice Admiral Mathias W. Winter (Ret.) possesses extensive leadership, defense, procurement, technology and national security expertise, including 35 years of military experience.

o	Decades of leadership, defense, procurement, technology and national security expertise: Managed a $30 billion annual budget with contracting authority and fiscal responsibility encompassing the design, manufacture, delivery and operation of F-35 weapon systems.

o	Customer perspective: In his leadership roles, he was responsible in part for purchasing from Aerojet Rocketdyne.

o	Significant leadership experience: Held various ranks in the U.S. Navy for 35 years and led over 5,000 personnel.

•	Heidi R. Wood has served in various executive leadership positions and has deep expertise in the aerospace industry from her career as a leading sell-side analyst.

o	Aerospace sector experience and broad network: Held leadership roles at L3Harris Technologies, Inc. (NYSE: LHX), an aerospace and defense technology innovator and was appointed by President George W. Bush as Commissioner on the Commission on the Future of the U.S. Aerospace Industry.

o	Growth strategy and business development expertise: Executive Vice President, Business Development & Growth Initiatives of CAE Inc. (NYSE: CAE).

o	Aerospace financial expertise: Was Managing Director and Senior Aerospace and Defense Analyst at Morgan Stanley.

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Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Steel Partners Holdings L.P.’s (“SPLP”) current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," "will" and similar expressions. These forward-looking statements are based on information currently available to SPLP and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the adverse effects of the COVID-19 pandemic to SPLP’s business, results of operations, financial condition and cash flows; material weaknesses in SPLP’s internal control over financial reporting; fluctuations in crude oil and other commodity prices; substantial cash funding requirements that may be required in the future as a result of certain of SPLP’s subsidiaries’ sponsorship of defined benefit pension plans; significant costs, including remediation costs, as a result of complying with environmental laws or failing to comply with other extensive regulations, including banking regulations; the impact of climate change legislation or regulations restricting emissions of greenhouse gases on costs and demand for SPLP’s services; impacts to SPLP’s liquidity or financial condition as a result of legislative and regulatory actions; SPLP’s ability to maintain sufficient cash flows from operations or through financings to meet its obligations under its senior credit facility; risks associated with SPLP’s business strategy of acquisitions; losses sustained in SPLP’s investment portfolio; the impact of interest rates on SPLP’s investments, such as increased interest rates or the use of a SOFR based interest rate in SPLP’s credit facilities; reliance on the intellectual property owned by others and SPLP’s ability to protect its own intellectual property and licenses; risks associated with conducting operations outside of the United States, including changes in trade policies and the costs or limitations of acquiring materials and products used in SPLP’s operations; risks of litigation; impacts to SPLP’s WebBank business as a result of the highly regulated environment in which it operates, as well as the risk of litigation regarding the processing of PPP loans and the risk that the SBA may not fund some or all PPP loan guaranties; potentially disruptive impacts from economic downturns in various sectors; loss of customers by SPLP’s subsidiaries as a result of not maintaining long-term contracts with customers; risks related to SPLP’s key members of management and the senior leadership team; SPLP’s agreement to indemnify its manager pursuant to its management agreement, which may incentivize the manager to take unnecessary risks; risks related to SPLP’s common and preferred units, including potential price reductions for current unitholders if additional common or preferred units are issued, as well as the lack of an active market for SPLP’s units as a result of transfer restrictions contained in SPLP’s partnership agreement; the ability of SPLP’s subsidiaries to fully use their tax benefits; impacts as a result of changes in tax rates, laws or regulations, including U.S. government tax reform; labor disruptions as a result of vaccine mandated by the United States federal government. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of SPLP's filings with the SEC, including SPLP's Form 10-K for the year ended December 31, 2021, for information regarding risk factors that could affect SPLP's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contacts

Longacre Square Partners

Greg Marose / Joe Germani

gmarose@longacresquare.com / jgermani@longacresquare.com

Okapi Partners

Mark Harnett, 646-556-9350

mharnett@okapipartners.com